Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement No. 333-206828 on Form S-8,
(2)Registration Statement No. 333-056904 on Form S-8,
(3)Registration Statement No. 333-106852 on Form S-8,
(4)Registration Statement No. 333-166393 on Form S-8,
(5)Registration Statement No. 333-181638 on Form S-8,
(6)Registration Statement No. 333-196423 on Form S-8,
(7)Registration Statement No. 333-180946 on Form S-3,
(8)Registration Statement No. 333-195847 on Form S-3,
(9)Registration Statement No. 333-197298 on Form S-3,
(10)Registration Statement No. 333-211446 on Form S-8;

of our reports dated March 28, 2017, with respect to the consolidated financial statements and schedule of Westmoreland Coal Company and subsidiaries and the effectiveness of internal control over financial reporting of Westmoreland Coal Company included in this Annual Report (Form 10-K) of Westmoreland Coal Company for the year ended December 31, 2016.

/s/ ERNST & YOUNG LLP

Denver, Colorado
March 28, 2017